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                                                                   EXHIBIT 10.24

                                                                 January 8, 2003

EpicEdge, Inc.
5508 Hwy 290 West
Suite 300
Austin, Texas  78735
Attention: Richard Carter

Re: Warrant to be Issued Pursuant to Edgewater Guarantee of Additional Bank Debt

Dear Richard:

      Silicon Valley Bank (the "Bank") has agreed to increase the line of credit extended to EpicEdge, Inc. (the "Company") from $1,000,000 to $1,300,000 (the "Bank Debt"). The closing of the Bank Debt transaction shall occur on or prior to February 15, 2003 (the "Closing"). In the event the Company is unable to reduce the Bank Debt to $1,000,000, by July 31, 2003, Edgewater Private Equity Fund III, L.P. ("Edgewater") has agreed to enter into an agreement with the bank to guarantee (the "Guarantee") the amount by which the Bank Debt exceeds $1,000,000 on July 31, 2003, up to a maximum of $300,000 (the "Guarantee Amount"). It is contemplated that Edgewater will enter into the guarantee concurrently with the Closing.

      As a condition precedent to, and in consideration for, Edgewater entering into the Guarantee, and whether or not the Guarantee is required or called upon by the Bank, the Company agrees to issue to Edgewater a warrant to purchase a number of shares of the Company's Series B-1 Preferred Stock having a face value of $150,000 (the "Warrant"). The items of the Warrant shall be mutually acceptable to Edgewater and the Company. The Company shall issue the Warrant to Edgewater upon the execution of the Series B-1 Preferred Stock debt/equity financing documents.

      If the foregoing satisfactorily reflects your understanding of the subject matter contained herein, please confirm by dating and executing this letter in the space provided below.

                                        Very truly yours,

                                        Edgewater Private Equity Fund III,  L.P.
                                        By:  Edgewater III Management, L.P.
                                        Its: General Partner

                                        By:  Gordon Management, Inc.
                                        Its: General Partner

                                        By:  /s/ Mark McManigal___________
                                        Its: VP___________________________

AGREED AND ACCEPTED AS OF THE _8th___
DAY IN JANUARY, 2003
EPICEDGE, INC.

By:   /s/ Richard Carter___________________
Name: Richard Carter ______________________
Its:  CEO__________________________________